INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-91935 of Oncor Electric Delivery Transition Bond Company LLC on Form S-3 of our report dated June 17, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP
Dallas, Texas
July 1, 2003